UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 12, 2010
Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included below in Item 3.02 is incorporated by reference into this Item 2.03.
Item 3.02 — Unregistered Sales of Equity Securities.
     On October 18, 2010, Ciena Corporation (“Ciena” or the “Company”) completed its sale of $350 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2018 (the “Notes”). The Notes were issued under an indenture between Ciena and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), dated October 18, 2010 (the “Indenture”). Ciena initially offered $320 million in principal amount of Notes through the initial purchasers, and the initial purchasers exercised in full an over-allotment option to purchase an additional $30 million in Notes.
     The Notes are Ciena’s senior unsecured obligations and rank equally with all of Ciena’s other existing and future senior unsecured debt. The Notes bear interest at the rate of 3.75% per annum from the date of issuance, payable semi-annually on April 15 and October 15, commencing on April 15, 2011. The Notes will mature on October 15, 2018.
     The Notes may be converted prior to maturity (unless earlier repurchased) at the option of the holder into shares of Ciena common stock at the initial conversion rate of 49.5872 shares of Ciena common stock per $1,000 in principal amount of Notes, which is equal to an initial conversion price of approximately $20.17 per share, subject to adjustments customary for dilutive events. At the initial conversion rate, assuming the conversion of all $350 million in aggregate principal amount of the Notes, the Notes may be converted into approximately 17,355,520 shares of Ciena common stock, subject to adjustment (the “Conversion Shares”).
     The Notes and the shares of Ciena common stock issuable upon conversion of the Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). If (i) at any time during the six months to one year period following the last original issuance date of the Notes, Ciena fails to timely file any annual or quarterly reports with the Securities and Exchange Commission (giving effect to any grace period provided by Rule 12b-25 under the Securities Exchange Act of 1934), or (ii) at any time after the 365th day following the last original issuance date of the Notes, Ciena fails to remove the restrictive legend from a Note upon a transfer or sale of such Note or from any shares of Ciena common stock issued on conversion of such Note that is otherwise freely tradable pursuant to Rule 144 under the Securities Act without restrictions by holders other than Ciena’s affiliates, Ciena will pay additional interest on the Notes, which will accrue at the rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which Ciena’s failure to file or to remove the restrictive legend from the Notes has occurred and is continuing.
     If the Company undergoes certain types of fundamental changes prior to the maturity date of the Notes, holders of the Notes will, subject to certain exceptions, have the right, at their option, to require the Company to purchase for cash any or all of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the fundamental change repurchase date.
     The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes immediately due and payable.
     Ciena sold the Notes for an aggregate offering price of $350 million. Ciena estimates that the net proceeds from the offering of the Notes will be approximately $340 million after deducting estimated fees and expenses and the initial purchasers’ discounts. Ciena intends to use approximately $76.2 million of the net proceeds of the offering to repurchase in privately negotiated transactions $81.8 million in aggregate principal amount of its 0.25% Convertible Senior Notes due May 1, 2013. Ciena intends to use the remainder of the proceeds from the sale of the Notes for general corporate purposes, which may include the repayment at maturity or further repurchase, from time to time, of its outstanding 0.25% Convertible Senior Notes due May 1, 2013.
     Ciena offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Notes were offered for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers.
     The Notes may be resold or transferred to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes and the Conversion Shares have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.
     To the extent that the Conversion Shares are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of the Conversion Shares.
Item 8.01 — Other Events.
     Ciena’s October 12, 2010 press release announcing its intention to offer the Notes is attached hereto as Exhibit 99.1, and is hereby incorporated herein by reference. Ciena’s October 12, 2010 press release announcing the pricing of the Notes is attached hereto as Exhibit 99.2, and is hereby incorporated by reference herein.
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description of Document

Exhibit 99.1	Press Release dated October 12, 2010, issued by Ciena Corporation.

Exhibit 99.2	Press Release dated October 12, 2010, issued by Ciena Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: October 18, 2010	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Document

Exhibit 99.1	Press Release dated October 12, 2010, issued by Ciena Corporation.

Exhibit 99.2	Press Release dated October 12, 2010, issued by Ciena Corporation.